Exhibit 99.1

news release

NYSE: TC

November 9, 2012	TSX: TCM

THOMPSON CREEK ANNOUNCES PLANNED RETIREMENT OF CHAIRMAN AND CEO

Denver, Colorado — Thompson Creek Metals Company Inc. (the “Company”), a growing, diversified North American mining company, today announced that its Chairman and Chief Executive Officer, Kevin Loughrey, has informed the Board of Directors of the Company of his desire to retire within the next 18 months, subject to a suitable successor being identified by the Board.  Mr. Loughrey plans to continue in his current role until a replacement is named and to remain with the Company in any capacity necessary following his retirement to ensure a stable transition.

“It has been a great privilege to lead this organization, and to work with so many talented individuals,” commented Mr. Loughrey.  “I am so proud of what we have accomplished as a Company during my tenure and I am confident in the Company’s future.  I look forward to working with the Board of Directors on the transition to new leadership.”

Timothy Haddon, the Lead Director of the Company’s Board of Directors, said “We are sorry to see Mr. Loughrey retire, but are happy he plans to be here through the start-up of the Company’s new Mt. Milligan copper-gold mine, and are grateful for his leadership and dedication to the Company.”

Mr. Loughrey, 62, has been Chairman and Chief Executive Officer of the Company since 2006.  Under Mr. Loughrey’s leadership, the Company was listed on the New York Stock Exchange in November 2007 and achieved record revenues of $1 billion in 2008.  Mr. Loughrey also orchestrated the acquisition of Terrane Metals Corp. in 2010, taking the Company from a pure molybdenum producer to a diversified base metals company.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a growing, diversified North American mining company.   The Company produces molybdenum at its 100%-owned Thompson Creek Mine in Idaho and Langeloth Metallurgical Facility in Pennsylvania and its 75%-owned Endako Mine in northern British Columbia.  The Company is also in the process of constructing the Mt. Milligan copper-gold mine in northern British Columbia, which is expected to commence production in 2013.  The Company’s development projects include the Berg copper-molybdenum-silver property and the Davidson molybdenum property, both located in central British Columbia.  Its principal executive office is in Denver, Colorado and its Canadian administrative office is in Vancouver, British Columbia.  More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking statements’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 , Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934  and applicable Canadian securities legislation.  These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “future,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.   Our forward-looking statements include statements with respect to:  statements as to the projected development of Mt. Milligan; and statements as to the timing of the retirement date of our Chairman and CEO and the appointment of his successor.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements include construction delays at the Company’s Mt. Milligan project, difficulties in identifying and attracting a suitable successor to our Chairman and CEO and the other risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly	Christine Stewart
Director, Investor Relations	Renmark Financial Communications Inc.
Thompson Creek Metals Company Inc.	Tel: (416) 644-2020
Tel: (303) 762-3526	cstewart@renmarkfinancial.com
psolly@tcrk.com